Exhibit 99.1

Contacts:	Carl M. Mills QuickLogic Corporation Chief Financial Officer (408)990-4000 cmills@quicklogic.com	Ann McMichael QuickLogic Corporation IR Manager (416) 497-8884 amcmichael@quicklogic.com

For Immediate Release

QUICKLOGIC ANNOUNCES THIRD QUARTER RESULTS –
REVENUE INCREASES 6% SEQUENTIALLY

SUNNYVALE, Calif.—October 27, 2004 —QuickLogic Corporation (Nasdaq: QUIK), the inventor and pioneer of Embedded Standard Products (ESPs), today announced its financial results for the third quarter ended September 30, 2004.

Net revenue for the third quarter of 2004 was $11.9 million, up 6% sequentially from net revenue of $11.2 million in the second quarter of 2004, and up 7% compared to net revenue in the third quarter of 2003.  ESP and Advanced ESP products contributed 38% of net revenue in the third quarter of 2004.  The net loss for the third quarter of 2004 was $899,000 or $0.03 per share, compared to a net loss of $709,000, or $0.03 per share, in the third quarter of 2003.

“We are very pleased with our third quarter revenue growth, especially in comparison to industry results,” said Tom Hart, Chairman, President and CEO.  “Our revenue of $11.9 million was better than any quarter since December 2000. We have now released all devices of our new Eclipse II and QuickMIPS product families to production.  These new product families are generating many new design opportunities, that historically have been won by FPGAs, CPLDs or ASICs.  The primary benefits for our customers are very low power, shorter time-to-market and competitive pricing.”

Conference Call

Our conference call is being webcast by CCBN and can be accessed via QuickLogic’s website at www.quicklogic.com. For access to the conference call, please call 1-888-396-2369 or 1-617-847-8710 (international) by 2:20 p.m. Pacific Time on October 27, 2004. You will need to reference the pass code: 29707700.  A recording of the call will be available starting one hour after the completion of the call. To access the recording, please call 1-888-286-8010 or 1-617-801-6888 (international). You will need to reference the pass code: 83060325. Both the webcast and the call recording will be archived until November 3rd, 2004.

About QuickLogic

QuickLogic Corporation (Nasdaq: QUIK) invented and has pioneered the Embedded Standard Product (ESP) architecture, with the introduction of first products in 1998.  ESPs are semiconductor devices that deliver the guaranteed performance, lower cost and lower risk of standard products, coupled with the flexibility and time-to-market benefits of programmable logic. QuickLogic’s proprietary ViaLink metal-to-metal interconnect technology offers significant benefits - including very low power at high performance levels - to our customers and is the foundation of our ESP product families, as well as our core FPGA products. Founded in 1988, the Company is located at 1277 Orleans Drive, Sunnyvale, CA 94089-1138. For more information, please visit the QuickLogic web site at www.quicklogic.com.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements made by our CEO relating to our new products and the market acceptance of our products. Actual results could differ materially from any such forward-looking statements.  Factors that could cause actual results to differ materially include our ability to introduce and produce new products based on advanced wafer technology on a timely basis; delays in the acceptance of the Company’s ESPs or new products; our ability to convert new design opportunities into customer activity; the level of customer design activity; our ability to adequately market the low power, competitive pricing and short time-to market of our new product families; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; unforeseen changes in product demand or supply; and general economic conditions.  These factors and others are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases.

ViaLink, pASIC, QuickPCI, QuickRAM, QuickWorks, DeskFAB, and the QuickLogic name and logo are registered trademarks and Eclipse, QuickMIPS, QuickTools, QuickSD, QuickFC, WebASIC, and WebESP are trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.

Note to Editors: Financial Tables Follow

QUICKLOGIC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2004	September 30, 2003	June 30, 2004	September 30, 2004	September 30, 2003

Revenue	$11,944	$11,171	$11,221	$33,533	$31,175
Cost of revenue	6,059	5,416	4,465	15,079	14,993
Gross profit	5,885	5,755	6,756	18,454	16,182

Operating expenses:
Research and development	3,046	2,712	3,052	9,346	7,460
Selling, general and administrative	3,729	3,771	4,194	11,832	11,748
Total operating expenses	6,775	6,483	7,246	21,178	19,208

Loss from operations	(890)	(728)	(490)	(2,724)	(3,026)

Gain on sale of investment in Tower Semiconductor Ltd.	—	23	—	—	719
Interest expense	(69)	(33)	(62)	(199)	(149)
Interest income and other, net	60	29	23	127	89

Net loss	$(899)	$(709)	$(529)	$(2,796)	$(2,367)

Net loss per share:
Basic and diluted	$(0.03)	$(0.03)	$(0.02)	$(0.11)	$(0.10)

Shares used in per share calculation:
Basic and diluted	25,786	24,194	25,231	25,300	23,948

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30, 2004	December 31, 2003 (1)
ASSETS

Current assets:
Cash and cash equivalents	$27,022	$26,443
Short term investment in Tower Semiconductor Ltd.	2,997	—
Accounts receivable, net	2,678	3,924
Inventory	6,936	5,255
Other current assets	1,044	1,727

Total current assets	40,677	37,349

Property and equipment, net	8,207	9,070
Investment in Tower Semiconductor Ltd.	1,507	5,697
Other assets	5,884	6,247

TOTAL ASSETS	$56,275	$58,363

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Revolving line of credit	$2,000	$2,900
Trade payables	3,437	3,555
Accrued liabilities	2,904	1,981
Deferred income on shipments to distributors	1,868	1,305
Current portion of debt and capital lease obligations	2,333	2,031

Total current liabilities	12,542	11,772

Long-term liabilities	2,453	2,723

Total liabilities	14,995	14,495

Stockholders’ equity:
Common stock, at par	26	25
Additional paid-in capital	154,982	153,582
Accumulated other comprehensive income	(67)	1,126
Accumulated deficit	(113,661)	(110,865)

Total stockholders’ equity	41,280	43,868

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$56,275	$58,363

(1) Derived from the December 31, 2003 audited balance sheet included in the 2003 Annual Report on Form 10-K of QuickLogic Corporation.

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percent of Total Revenue			Change in Revenue
	Q3 2004	Q2 2004	Q3 2003	Q3 2004 to Q2 2004	Q3 2004 to Q3 2003
COMPOSITION OF REVENUE

Revenue by product (1):
Mature products	62%	60%	49%	9%	35%
Embedded standard products	30%	31%	41%	2%	(23)%
Advanced embedded standard products	8%	9%	10%	3%	(6)%

Revenue by geography:
North America	46%	52%	52%	(5)%	(5)%
Japan	15%	13%	14%	24%	21%
Europe	30%	22%	20%	48%	61%
Rest of world	9%	13%	14%	(34)%	(40)%

Revenue by end-customer segment:
Computing	6%	11%	18%	(38)%	(62)%
Instrumentation and test	41%	46%	34%	(4)%	29%
Datacom and telecom	21%	21%	20%	3%	10%
Graphics and imaging	16%	13%	10%	27%	64%
Military and aerospace systems	16%	9%	18%	90%	(3)%

(1)          Mature products include pASIC1, pASIC2 and pASIC3 product families.  Embedded standard products include the QuickRAM, QuickPCI, QuickDSP, QuickFC, and V3 product families. Advanced embedded standard products include our Eclipse, Eclipse II and QuickMIPS product families, certain QuickPCI devices as well as programming hardware and software.